Geospatial Corporation S-1

Exhibit 10.11

EXECUTION COPY

GEOSPATIAL MAPPING SYSTEMS, INC.

2007 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

This OPTION AWARD AGREEMENT (“Agreement”) is dated effective March 13, 2008 (the “Grant Date”), and is between Geospatial Mapping Systems, Inc., a Delaware corporation (the “Company”), and Thomas R. Oxenreiter (the “Participant”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Geospatial Mapping Systems, Inc. 2007 Stock Option Plan (the “Plan”).

1. Option Grant. In accordance with the terms of the Plan and subject to the terms and conditions of this Agreement, the Company hereby grants to the Participant an option to purchase all or any part of an aggregate of One Hundred Thousand (100,000) of the Company’s Shares (the “Option”). The Participant may exercise this Option only after it has become vested in accordance with the provisions of Section 4. This Option is a nonqualified option that is not intended to meet the requirements of Code Section 422.

2. Exercise Price. The Exercise Price will be $0.80 per Share, which is no less than the Fair Market Value of a Share on the Grant Date.

3. Payment of Exercise Price. At the time the Option is exercised, the Participant must pay the Exercise Price to the Company in full either: (i) in United States dollars, in cash or by check, bank draft, or money order payable to the order of the Company; (ii) with Shares owned by the Participant with a Fair Market Value equal to the Exercise Price being duly endorsed for transfer to the Company free and clear of any encumbrance; (iii) through a simultaneous exercise of the Participant’s Award and sale of the shares thereby acquired pursuant to a brokerage arrangement approved in advance by the Committee to assure its conformity with the terms and conditions of the Plan; (iv) any combination of cash, check, Shares and/or, with the prior consent of the Committee, which consent may be refused for any reason, vested Options meeting the requirements of (i) through (iii) above; or (v) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law.

(a) Upon the Participant’s exercise of the Option, the Participant must satisfy any withholding obligation by paying the amount of any required withholding tax to the Company. If the Participant does not pay the amount of required withholding to the Company, the Company will withhold from the Shares delivered or from other amounts payable to the Participant, the minimum amount of funds required to cover all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise of the Option.

(b) Shares used to satisfy the Exercise Price and/or any required withholding tax (including Shares underlying surrendered Options) will be valued at their Fair Market Value, determined according to the Plan, as of (i) the last day of the calendar month ending on or immediately preceding the date of the Participant’s exercise, or (ii) the end of the Company’s most recently concluded Fiscal Year, whichever date produces the lower Fair Market Value figure.

(c) The Company will issue no Shares pursuant to the Option before the Participant has: (i) paid the Exercise Price, and any withholding obligation, in full; (ii) executed any applicable Shareholder Agreement; and (iii) satisfied all conditions and/or restrictions applicable to the Options or Shares.

4. Term, Vesting and Exercise of the Option.

(a) The Option will expire on the tenth anniversary of the Grant Date (the “Expiration Date”).

(b) One Third of the Options shall vest and become exercisable 12 months from the Grant Date and one third shall vest on each 12 month anniversary of the Grant Date.

(c) After the Option has vested, and while it is exercisable, the Participant may exercise the Option in whole or in part by signed written notice to the Company indicating the number of Shares being purchased. An Option must be exercised as to a whole number of Shares.

5. Termination of Service. After termination of Service, the Participant’s right to exercise the Option will be subject to the following rules:

(a) Unvested Option Forfeited. The Participant will forfeit the Option to the extent that it was not vested and exercisable on the date his or her Service terminated, regardless of the reason for such termination.

(b) Disability or Death. If the Participant’s Service terminates as a result of Disability or death, the Participant (or in the case of his or her death, the Participant’s estate) may exercise the Option to the extent that it was vested and exercisable on the date of such termination of Service within the six-month period following such termination of Service.

(d) Other Termination of Service. If the Participant’s Service terminates for any reason other than Cause, Disability or death, the Participant may exercise the Option to the extent that it was vested and exercisable on the date of such termination of Service within the sixty-day period following such termination of Service.

(e) In no event may the Option be exercised after the Expiration Date.

6. Termination of Service for Cause. Notwithstanding anything in this Agreement to the contrary, if the Participant has been terminated from Service for Cause, the Participant will forfeit his or her right to exercise the Option, whether or not it has already vested and become exercisable.

7. Confidentiality, Competition, and Nonsolicitation. Participant has entered into an Agreement Not-To-Compete dated March 13, 2008.

8. Transferability of Option and Shares Acquired Upon Exercise of Option. The Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Option, other than by will or by the laws of descent and distribution. The Company will not be required (i) to transfer on its books any Options or Shares that have been sold or transferred, or (ii) to treat as owner of such Options or Shares, to accord the right to vote as such owner or to pay dividends, if any, to any transferee to whom such Options or Shares have been transferred, in violation of the Plan, this Agreement, or any shareholders agreement.

(a) During the Participant’s lifetime, only the Participant or his or her guardian or legal representative may exercise the Option. The Board may, in its discretion, require a guardian or legal representative to supply it with the evidence the Board reasonably deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Participant or transferee, as the case may be.

(b) Prior to the consummation of a Public Offering, in no event may a Participant sell, transfer or otherwise dispose of an Owned Share without the Board’s advanced written approval.

9. Securities Law Requirements.

(a) If at any time the Board determines that exercising the Option or issuing Shares would violate applicable securities laws, the Option will not be exercisable, and the Company will not be required to issue Shares. The Board may declare any provision of this Agreement or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to exercise, the Company may require the Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.

(b) No Person who acquires Shares under this Agreement may sell the Shares, unless they make the offer and sale pursuant to an effective registration statement under the Securities Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of that Act.

10. No Obligation to Exercise Option. Neither the Participant nor his or her transferee is or will be obligated by the grant of the Option to exercise it.

11. No Limitation on Rights of the Company. The grant of the Option does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

12. Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or Service, and no terms of the Participant’s employment or Service will be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this Agreement will be construed as conferring any legal rights on the Participant to continue to be employed or remain in Service with any Company Party, nor will it interfere with the Company’s or any Company Party’s right to discharge the Participant or to deal with him or her regardless of the existence of the Plan, this Agreement or the Option.

13. Participant to Have No Rights as a Shareholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying the Option, the Participant will have no rights as a shareholder with respect to those Shares.

14. Notice. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Geospatial Mapping Systems, Inc. 229 Howes Run Road, Sarver, PA 16055. Notice to the Participant should be sent to the address set forth on the signature page below. Either party may change the Person and/or address to whom the other party must give notice under this Section by giving such other party written notice of such change, in accordance with the procedures described above.

15. Successors. All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.

16. Governing Law. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction; provided, however, that in the event the Company’s state of incorporation shall be changed, then the law of the new state of incorporation shall govern.

17. Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. If the terms of this Agreement conflict with the terms of the Plan document, the Plan document will control.

18. Amendment of the Agreement. The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.

19. Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first written above.

GEOSPATIAL MAPPING SYSTEMS, INC.			/s/ Thomas R. Oxenreiter
(Participant’s Signature)
By:	/s/ Mark A. Smith
	Its:	President	Participant’s Name and Address for notices

THOMAS R. OXENREITER
435 ROYCE AVENUE
PITTSBURGH, PA 15216

OPTION EXERCISE FORM

The undersigned holder of an option to purchase shares of Geospatial Mapping Systems, Inc. pursuant to a Stock Option Award Agreement under the Geospatial Mapping Systems, Inc. 2007 Stock Option Plan, effective [            ], 2007, hereby exercises his/her Option to purchase                          of such shares, at the Option price of $    .     per share, in accordance with the terms and conditions of such Option Award Agreement.

I hereby agree to be bound by all of the provisions of, and to execute any applicable Shareholder Agreement or related document required by the Company.

Date of Exercise

Signature of Person Exercising Option

Please type or print legibly your name, as you want it to appear on your stock certificate, your address and your social security number in the space provided below.

Name:

Address:

(Street)

(City)	(State)	(Zip Code)

Social Security Number: